                            EXECUTIVE EMPLOYMENT AGREEMENT

         This EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into between Strategic Distribution, Inc., a Delaware corporation (the "COMPANY"), and John
M. Sergey (the "EXECUTIVE"), as of April 11, 1997.


                                 W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept employment with the Company, on the terms and conditions set forth herein;

         NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         SECTION 1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to such terms and conditions, the Executive shall serve as President and Chief Executive Officer of the Company and, in such capacity, shall report directly to the Board of Directors of the Company (the "BOARD OF DIRECTORS") and shall have such duties, functions, responsibilities and authority as are consistent with the Executive's position as the senior executive officer in charge of the general management, business and affairs of the Company and subsidiaries of the Company including, but not limited to, the development and implementation of strategies and goals and internal policies and program designed to achieve the profit, market share and product mix goals of the Company and its subsidiaries, together with such additional duties, functions, responsibilities and authority including, without limitation, serving as an officer and/or director of any subsidiary of the Company, commensurate with the Executive's position as set forth in this Agreement, as may be assigned to the Executive from time to time by the Board of Directors. The Company shall use best efforts to have the Executive nominated to the Board of Directors. The Executive shall generally perform his duties at and from the Company's headquarters.

         SECTION 2. TERM. Subject to the provisions and conditions of this Agreement (including Section 6), the Executive's employment hereunder shall commence on May 1, 1997 (the "Employment Commencement Date") and shall continue during the period ending on the third anniversary of the Employment Commencement Date (the "EMPLOYMENT TERM").

         SECTION 3. COMPENSATION.

         (a) SALARY. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a base salary (the "SALARY") of Three Hundred Sixty Thousand Dollars ($360,000) per annum with increases, if any, as may be approved in writing by the Board of Directors. The Salary shall be payable in accordance with payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

         (b) BONUS PLAN. The Executive shall be entitled to receive bonus compensation consisting of cash and/or common stock of the Company ("BONUS") in accordance with any management incentive plan or plans (including, without limitation, any shared earnings plan) which may be established by the Board of Directors of the Company for its executive officers and management. Notwithstanding the foregoing, the Executive shall be entitled to receive a cash bonus of not less than One Hundred Eighty Thousand Dollars ($180,000) in consideration of services to be rendered to the Company in 1997.

         (c) BENEFITS. In addition to the Salary and Bonus, the Executive shall be entitled to participate in or to receive the same health, insurance, pension, automobile allowance, severance, vacation, holiday, sick leave, disability, profit sharing, 401(k) savings and other benefits as shall be provided to executive officers of the Company generally, or as otherwise agreed to by the parties.

         (d) PAYING ENTITY. The Company may cause any one or more of its subsidiaries to provide the salary and benefits to the Executive as are required by this Agreement.

         SECTION 4. EXCLUSIVITY. During the Employment Term, the Executive shall devote substantially all of his time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful directions and instructions given to him by the Board of Directors or its designee in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may engage in personal investing and charitable activities that do not interfere in any material respect with the services to be provided by the Executive hereunder. Notwithstanding the foregoing, it is understood and agreed that the Executive is serving or committed to serve, and will continue to serve (at his discretion), on the boards of directors of GAF Materials Corporation and Zurn Industries; to the extent that the Executive wishes to serve on the board of directors of any other for profit corporation, he will first obtain the consent of the Executive
Committee of the Board of Directors.

          SECTION 5. REIMBURSEMENT FOR EXPENSES. The Company shall promptly reimburse the Executive for all reasonable out-of-pocket travel, entertainment and other business expenses incurred by the Executive during the term of this Agreement and in the performance of his duties hereunder in accordance with the Company's reimbursement policies in effect from time to time.

          SECTION 6.  TERMINATION.

          (a) DEATH. This Agreement shall automatically terminate upon the death of the Executive and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(f) below.

          (b) DISABILITY. If the Executive is unable to perform the duties required of him under this Agreement because of physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable, as a result of injuries or illnesses that are substantially related to each other, to perform the duties required of him under this Agreement for an aggregate of ninety (90) days (whether or not consecutive) during any twelve (12) month period during the term of this Agreement, in which event this Agreement (other than Sections 7, 8, 9 and 12 hereof), including, but not limited to, the Company's obligations to pay any Salary or to provide any privileges under this Agreement, shall, upon written notice by the Company to the Executive to such effect, terminate; PROVIDED, HOWEVER, that the foregoing shall not prejudice the Executive's rights to continuing, existing insurance benefits for which he is otherwise eligible, including disability benefits. In case of any dispute as to whether the Executive is disabled within the meaning of this Section 6(b), the determination of such disability for the period specified shall be certified by a physician reasonably acceptable to both the Company and the Executive, which physician's determination shall be final and binding on the parties hereto. The Company shall be permitted to hire a replacement of the Executive, so long as this Agreement shall remain in effect, to serve in the event and for so long as the Executive shall be unable to perform the duties required of him hereunder due to his disability for an aggregate of thirty (30) days during any 12-month period during the term of this Agreement.

          (c) CAUSE. The Company may terminate this Agreement (other than Sections 7, 8, 9 and 12 hereof) for "Cause." For purposes of this Agreement, "CAUSE" shall mean: (i) the Executive's willful failure, gross neglect or willful refusal to perform his duties hereunder which failure, neglect or refusal shall not have been corrected by the Executive within thirty (30) days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall set forth the nature of said failure, neglect or refusal; (ii) conviction of the Executive for the commission of a felony; or (iii) the commission by the Executive of a proven act of fraud or embezzlement against the Company. If the Executive's employment is terminated for Cause, the Executive shall be entitled to receive the amounts specified in Section 6(f) hereof. In the event of any termination pursuant to this Section 6(c),the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall set forth the nature of the Cause, and the facts and circumstances in connection therewith, which is the reason for such termination.

        (d)   GOOD REASON.  The Executive may terminate this Agreement for
"GOOD REASON" following a Substantial Breach (as defined below) if such Substantial Breach shall not have been corrected by the Company within thirty
(30) days of receipt by the Company of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which, if not corrected, will entitle the Executive at any time after such thirty (30) day notice period and by subsequent written notice to terminate this Agreement. In the event of resignation by the Executive following a Substantial Breach, the Executive shall be entitled to receive the amounts specified in Section 6(f) hereof. An election by the Executive to terminate his employment under this paragraph shall not be a breach of this Agreement. The term "SUBSTANTIAL BREACH" means any material breach by the Company of its obligations hereunder consisting of: (i) the failure of the Company to pay the Executive the Salary or Bonus, if any, in accordance with
Section 3(a) and (b) hereof; (ii) the failure by the Company to substantially maintain and continue the Executive's participation in benefit plans as provided in Section 3(c) hereof; (iii) any material diminishment in the duties or responsibilities of the Executive described in Section 1 including without limitation a change in the functions which report, directly or indirectly, to the Executive; (iv) any relocation of the Company's headquarters to a location more than fifty (50) miles from the current headquarters of the Company without the written consent of the Executive; (v) a merger, reorganization or other business combination involving the Company if the Company is not the surviving corporation; (vi) a sale of all or substantially all of the Company's assets; or
(vii) the acquisition, by a person (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act")) other than a shareholder identified in the Company's most recent proxy statement, of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Act) of thirty-three percent (33%) or more of the issued and outstanding common stock of the Company; PROVIDED, HOWEVER, that the term "SUBSTANTIAL BREACH" shall not include a termination of the Executive's employment hereunder pursuant to Section 6(b) or

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(c) hereof.  The date of termination of the Executive's employment under this
Section 6(d) shall be the effective date of any resignation specified in writing by the Executive, which shall not be less than sixty (60) days after receipt by the Company of written notice of such resignation, PROVIDED that any resignation by the Executive shall not be effective pursuant to this
Section 6(d) if such Substantial Breach shall have been corrected by the Company during the thirty (30) day period following notice by the Executive of the existence thereof or if corrected thereafter prior to the date of resignation by the Executive.

           (e) WITHOUT CAUSE. The Company, by action of its Board of Directors, may terminate this Agreement (other than Sections 7, 8, 9 and 12 hereof) without Cause upon the giving to the Executive of thirty (30) days' prior written notice of such termination. If the Executive's employment is terminated by the Company without Cause, the Executive shall be entitled to receive the amounts specified in Section 6(f) hereof.

           (f) PAYMENTS. In the event that the Executive's employment hereunder terminates for any reason, the Company shall promptly pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of the Salary and for reimbursement of any expenses pursuant to Section 5 hereof, and, in the case of any termination by reason of death or physical or mental disability of the Executive pursuant to
Section 6(a) or 6(b) hereof, a pro rated portion of the Bonus, if any, which the Executive would have been otherwise entitled to receive under Section 3(b) for the calendar year in which such termination occurs, such pro rated portion being the portion of such Bonus corresponding to the period commencing on January 1 of such year and ending on the date of termination. In the event that the Executive's employment has been terminated by the Company for Cause, the Company shall have no obligations to the Executive for Salary, Bonus or other benefits herein provided accruing on or after the date of termination except as set forth in the preceding sentence or as may be otherwise provided by law. In the event that the Executive's employment with the Company is terminated by the Company during the term of this Agreement or thereafter without Cause or by the Executive with Good Reason, in addition to the amounts specified in the first sentence of this Section 6(f), the Executive shall continue to receive the Salary at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, until the last date of the Employment Term or until the first anniversary of the termination date, if longer, PLUS (i) the cost of the Executive's premiums for health care benefits under COBRA or the cost of the Executive's premiums under any replacement health insurance coverage obtained by the Executive containing substantially the same coverage as provided to the Executive at such time, which premiums shall be payable as and when the Salary would otherwise have been payable as provided in this Agreement; and (ii) a pro rated portion of the Bonus, if any, which the Executive would have otherwise been entitled to receive under
Section 3(b) for the calendar year in which the Executive is terminated pro rated in the same manner as set forth in the first sentence of this Section 6(f). Without intending to limit the generality of Section 7, in the event that the Executive accepts other employment or engages in his own business prior to the last date of the Employment Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(f) in respect of his Salary the amounts paid to the Executive in respect of such other employment or business activity. Upon any termination of this Agreement, all of the rights, privileges and duties of the Executive hereunder shall cease except for any rights under this Section 6(f) and any obligations under Sections 7, 8, 9 and 12 hereunder.

          SECTION 7. SECRECY AND NON-COMPETITION.

          (a) NO COMPETING EMPLOYMENT. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and that by virtue of his employment with the Company, the Executive will obtain Confidential Information and there is a substantial probability that such Confidential Information could be used to the substantial advantage of a competitor of the Company or its subsidiaries and to the Company's or its subsidiaries' substantial detriment. Therefore, the Executive agrees that except in connection with his employment hereunder or as required by legal process, he shall not disclose to any person or entity or use, during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form acquired by the Executive while employed by the Company or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly, or indirectly, from any person or entity owing, to the Executive's knowledge, a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any of its subsidiaries or affiliates (collectively, "CONFIDENTIAL

INFORMATION"). The Executive agrees and acknowledges that all Confidential Information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any Confidential Information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

           (b) NO INTERFERENCE. During the term of this Agreement and for a period of two (2) years following the date of the termination of the Executive's employment with the Company (the "Restricted Period"), the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly, solicit, endeavor to entice away from the Company, its affiliates or subsidiaries, or otherwise directly interfere with the relationship of the Company, its affiliates or subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company, its affiliates or subsidiaries during the term of the Executive's employment with the Company (including, but not limited to, any independent distributor or sales representative or organization).

            (c) INVENTIONS. The Executive hereby sells, transfers and assigns to the Company, or to any person or entity designated in writing by the Company, all of the right, title and interest of the Executive in and to all inventions, sales materials, software, training materials, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, in whole or in part, during his employment with the Company which are not generally known to the public or the industry or recognized as standard practice and which (i) relate to services, trade names, methods, ideas, apparatus, designs, products, processes or devices which may be sold, leased, used or under construction or development by the Company, or any franchise affiliated with the Company and (ii) arise (wholly or partly) from the efforts of the Executive during and in the course of his employment with the Company (an "INVENTION"). The Executive shall communicate promptly and disclose to the Company, in such form as the Company reasonably requests, all information, details and data pertaining to any such Invention. With respect to all Inventions which are to be assigned pursuant to this Section 7, the Executive will assist the Company in any reasonable manner to obtain for the Company's benefit patents thereon, including, but not limited to, executing patent applications, transfers or assignments thereof to the Company and any and all other documents reasonably deemed necessary by the Company. The Company shall pay all costs incident to the preparation, execution and delivery of such patent applications, transfers, assignments and other documents. Any Invention by the Executive within six (6) months following the termination of his employment hereunder shall be presumed to fall within the provisions of this
Section 7(c) unless the Executive bears the burden of proof of showing that the Invention was first conceived and made following such termination.

          SECTION 8. INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or it subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section hereof.

          SECTION 9. EXTENSION OF RESTRICTED PERIOD. In addition to the remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

          SECTION 10. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, including, but not limited to, the Executive's heirs and personal representatives of the Executive's estate; PROVIDED, HOWEVER, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries, so long as such assignment does not diminish the duties, function, responsibility or authority of the Executive or result in any assignment of duties or responsibilities materially inconsistent with those set forth in this Agreement (unless consented to by the Executive) but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or (unless otherwise expressly provided herein) the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of Agreement.
In the event the Executive commences an action to enforce his rights under this Agreement, the Company shall pay all of the Executive's reasonable fees and expenses (including, without limitation, reasonable attorneys' fees) should the Executive prevail in such action.

          SECTION 11. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

          SECTION 12. SEVERABILITY AND GOVERNING LAW. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in all respects. Each party hereto acknowledges and agrees that if any of such covenants or other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid and unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

          SECTION 13. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission or overnight courier service, addressed in the case of the Company, Strategic Distribution, Inc., 1615 Bustleton Pike, Feasterville, Pennsylvania 19053, Attention: President, fax (215) 396-7206, with a copy to Interlaken Capital, Inc., 165 Mason Street, Greenwich, Connecticut 06830,
Attention: Chairman of the Board, fax: (203) 629-8554 and, in the case of the Executive, the Executive's address set forth on the signature page hereof or, in each case, to such other address as may be designated to the other party from time to time as provided above. All notices so given shall be effective when received at the designated address.

          SECTION 14. CAPTIONS AND SECTION HEADINGS. Captions and section headings herein are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          SECTION 15. ENTIRE AGREEMENT. This Agreement, together with the letter agreement, dated the date hereof, between the Executive and the Company, constitute the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement, all of which are merged into this Agreement.

          SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  STRATEGIC DISTRIBUTION, INC.

                                  By: /s/ ANDREW M. BURSKY
                                     --------------------------------
                                       Name:
                                       Title:


                                  EXECUTIVE

                                   /s/ JOHN M. SERGEY
                                  -----------------------------------
                                  John M. Sergey
                                  767 Peach Tree Lane
                                  Franklin Lakes, NJ 07417
                                  fax: (201) 891-3114